UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 7, 2012

Date of Report (Date of earliest event reported)

Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12220 World Trade Drive
San Diego, CA 92128
(Address of principal executive offices)

(858) 674-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 7, 2012, Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), issued a press release regarding its results of operations for its fiscal quarter ended June 29, 2012 (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 hereto relating to the announcement of the results of operations for the quarter ended June 29, 2012, and all other matters except for those discussed under Item 8.01 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 8.01.	Other Events.

In the Press Release the Company noted that it continues to pursue the potential asset sales initiated as part its strategy to delever its balance sheet. The Company believes that the timing of such transactions is likely to be significantly delayed beyond that which had been hoped for previously.  The Company also is continuing negotiations with a lender on a definitive agreement for new financing, which, in combination with potential asset sales or another financing transaction, may provide for retirement of the Company’s existing senior credit facility.  The Company remains committed to exploring all options to reduce debt, increase liquidity and maximize shareholder value; however, all such transactions remain subject to the uncertainty inherent in such matters, as well as market and other conditions, and therefore there can be no assurance as to the timing of any transactions nor that any such arrangements will be concluded on terms favorable to the Company, if at all.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description.

99.1	Press Release dated August 7, 2012 regarding the Company’s results of operations for the fiscal quarter ended June 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Electronics Corporation

Date: August 7, 2012	By:	/s/ Drew A. Moyer
Drew A. Moyer
Senior Vice President and Chief Financial Officer